EXHIBIT 10.3

EXCEPTIONS TO NON-RECOURSE GUARANTY

This Exceptions to Non-Recourse Guaranty (“Guaranty”) is entered into as of June 26, 2008, by the undersigned (the “Key Principal” whether one or more), for the benefit of RED MORTGAGE CAPITAL, INC., an Ohio corporation, and/or any subsequent holder of the Note (the “Lender”).

RECITALS

A. CARE YBE SUBSIDIARY LLC, a Delaware limited liability company (the “Borrower”) has requested that Lender make a loan to Borrower in the amount of $74,589,000.00 (the “Loan”). The Loan will be evidenced by a Multifamily Note from Borrower to Lender dated as of the date of this Guaranty (the “Note”). The Note will be secured by those certain multifamily deeds of trust and multifamily mortgages dated the same date as the Note (each a “Security Instrument” and collectively, the “Security Instruments”), encumbering the real property described in each Security Instrument (collectively, the “Property”).

B. Key Principal has an economic interest in Borrower or will otherwise obtain a material financial benefit from the Loan.

C. As a condition to making the Loan to Borrower, Lender requires that the Key Principal execute this Guaranty.

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof, Key Principal agrees as follows:

1. “Indebtedness” and other capitalized terms used but not defined in this Guaranty shall have the meanings assigned to them in the Security Instruments.

2. Key Principal hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all amounts for which Borrower is personally liable under Paragraph 9 of the Note.

3. The obligations of Key Principal under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of any of the Security Instruments.

4. Key Principal’s obligations under this Guaranty constitute an unconditional guaranty of payment and not merely a guaranty of collection.

5. The obligations of Key Principal under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note, the Security Instruments, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Key Principal’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of

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the foregoing, Key Principal hereby waives, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Key Principal under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness. Key Principal also waives, to the fullest extent permitted by law, all rights to require Lender to (a) proceed against Borrower or any other guarantor of Borrower’s payment or performance with respect to the Indebtedness (an “Other Guarantor”), (b) if Borrower or any guarantor is a partnership, proceed against any general partner of Borrower or the guarantor, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower.

6. At any time or from time to time and any number of times, without notice to Key Principal and without affecting the liability of Key Principal, (a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower’s performance of or compliance with any covenant or agreement contained in the Note, the Security Instruments or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note, the Security Instruments, or any other Loan Document; (d) the Note, the Security Instruments, or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount; and (e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

7. If more than one person executes this Guaranty, the obligations of those persons under this Guaranty shall be joint and several. Lender, in its discretion, may (a) bring suit against Key Principal, or any one or more of the persons constituting Key Principal, and any Other Guarantor, jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the persons constituting Key Principal, or any Other Guarantor, for such consideration as Lender may deem proper; (c) release one or more of the persons constituting Key Principal, or any Other Guarantor, from liability; and (d) otherwise deal with Key Principal and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Key Principal any amount guaranteed by Key Principal under this Guaranty. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Key Principal with respect to any Other Guarantor.

8. Any indebtedness of Borrower held by Key Principal now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by Key Principal, as trustee for Lender, but without reducing or affecting in any manner the liability of Key Principal under the other provisions of this Guaranty.

9. Key Principal shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Key Principal under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

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10. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Key Principal under this Guaranty. It is the intention of Lender and Key Principal that Key Principal’s obligations under this Guaranty shall not be discharged except by Key Principal’s performance of such obligations and then only to the extent of such performance.

11. Key Principal shall from time to time, upon request by Lender, deliver to Lender such financial statements as Lender may reasonably require.

12. Lender may assign its rights under this Guaranty in whole or in part and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties.

13. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Key Principal acknowledges that it has received a copy of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

14. Key Principal agrees that any controversy arising under or in relation to this Guaranty shall be litigated exclusively in the jurisdiction where the Land is located (the “Property Jurisdiction”). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty, the Note, the Security Instruments or any other Loan Document. Key Principal irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

15. Key Principal (or each Key Principal, if more than one) agrees to notify Lender (in the manner for giving notices provided in Section 31 of the Security Instruments) of any change in Key Principal’s address within 10 Business Days after such change of address occurs.

16. KEY PRINCIPAL AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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IN WITNESS WHEREOF, Key Principal has signed and delivered this Guaranty or has caused this Guaranty to be signed and delivered by its duly authorized representative.

Key Principal

CARE INVESTMENT TRUST INC., a Maryland corporation
By:	(SEAL)
	Name:	Rebecca Haslinger
	Title:	Authorized Representative

	Address:	505 Fifth Avenue, 6th Floor
New York, New York 10017

Employer ID No.:

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EXHIBIT A

MODIFICATIONS TO EXCEPTIONS TO NON-RECOURSE GUARANTY

The following modifications are made to the text of the Guaranty that precedes this Exhibit:

1.	Paragraph 14 is hereby deleted in its entirety and the following is inserted in lieu thereof:

“14. Key Principal agrees that any controversy arising under or in relation to this Guaranty shall be litigated exclusively in the State of Illinois (the “Jurisdiction”). The state and federal courts and authorities with jurisdiction in the Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty or the Note. Key Principal irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.”

All capitalized terms used in this Exhibit not specifically defined herein shall have the meanings set forth in the text of the Guaranty that precedes this Exhibit.

KEY PRINCIPAL’S INITIALS: _____________

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